EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-107041) pertaining to the United Fire Group 401(k) Plan of United Fire & Casualty Company of our report dated July 1, 2013, with respect to the financial statements of the United Fire Group 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Ernst & Young LLP
Des Moines, Iowa
June 24, 2014